Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports Second Quarter Results
Company achieves non-GAAP profitability for the 1st time since Q4 2007

LIVERMORE, Calif. — July 30, 2014 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2014 that ended on June 28, 2014. Quarterly revenues were $67.4 million, up 20% from $56.0 million in the first quarter of fiscal 2014, and up 7% from $62.7 million in the second quarter of fiscal 2013.

On a GAAP basis, net loss for the second quarter of fiscal 2014 was $(4.3) million, or $(0.08) per fully-diluted share, compared to a net loss for the first quarter of fiscal 2014 of $(12.7) million, or $(0.23) per fully-diluted share, and a net loss for the second quarter of fiscal 2013 of $(8.4) million, or $(0.16) per fully-diluted share.

On a non-GAAP basis, net income for the second quarter of fiscal 2014 was $4.9 million, or $0.08 per fully-diluted share, compared to a net loss for the first quarter of fiscal 2014 of $(2.3) million, or $(0.04) per fully-diluted share, and a net loss for the second quarter of fiscal 2013 of $(0.3) million, or $(0.01) per fully-diluted share. A reconciliation of GAAP to non-GAAP net income (loss) and net income (loss) per share is provided in the schedules included below.

Cash generation for the second quarter of fiscal 2014 was $5.0 million, compared to cash usage of $(7.1) million for the first quarter of fiscal 2014 and cash generation of $1.0 million for the second quarter of fiscal 2013.

"In Q2, we saw increased business and improved operational performance, resulting in our first non-GAAP profitable quarter since Q4 of 2007,” said Tom St. Dennis, CEO of FormFactor, Inc. “We made significant progress in each of our DRAM, Flash Memory and SOC product lines during the quarter and are positioned to support our growth objectives through 2016.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through August 1, 2014, 9:00 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 73696070. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM) helps semiconductor manufacturers test the integrated circuits (ICs) that power consumer mobile devices, as well as computing, automotive and other applications. The company is one of the world’s leading providers of essential wafer test technologies and expertise, with an extensive portfolio of high-performance probe cards for DRAM, Flash and SoC devices. Customers use FormFactor’s products and services to lower overall production costs, improve their yields and enable complex next-generation ICs. Headquartered in Livermore, California, the company services its customers from a network of facilities in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor, MicroProbe, and the FormFactor and MicroProbe logos are registered or unregistered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions or trends, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: unexpected changes in demand for the company’s products; seasonal industry trends; risks of the company’s ability to realize further operational efficiencies, to realize sustainable profitability, to achieve its growth objectives, and to meet customer demand for the company’s DRAM, Flash Memory and SoC products; and changes in the market and macro-economic environments. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 28, 2013, as filed with the SEC, and subsequent SEC filings, including the company’s Quarterly Reports on Forms 10-Q. Copies of the company’s SEC filings are available at http://investors.formfactor.com/sec.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Revenues	$67,352	$62,733	$123,311	$115,353
Cost of revenues	47,328	46,328	90,962	89,873
Gross profit	20,024	16,405	32,349	25,480
Operating expenses:
Research and development	11,074	10,915	20,821	21,844
Selling, general and administrative	13,191	13,487	25,445	28,105
Restructuring charges, net	59	92	2,056	4,072
Loss on sale of subsidiary	—	300	—	300
Impairment of long-lived assets	—	121	743	179
Total operating expenses	24,324	24,915	49,065	54,500
Operating loss	(4,300)	(8,510)	(16,716)	(29,020)
Interest income, net	79	96	158	203
Other income (expense), net	(156)	209	(222)	632
Loss before income taxes	(4,377)	(8,205)	(16,780)	(28,185)
Provision (benefit) for income taxes	(51)	202	257	(5)
Net loss	$(4,326)	$(8,407)	$(17,037)	$(28,180)
Net loss per share:
Basic and Diluted	$(0.08)	$(0.16)	$(0.31)	$(0.52)
Weighted-average number of shares used in per share calculations:
Basic and diluted	55,812	54,105	55,431	53,886

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
GAAP net loss	$(4,326)	$(8,407)	$(17,037)	$(28,180)
Stock-based compensation	3,519	3,132	6,089	6,166
Restructuring charges, net	59	92	2,056	4,072
Acquisition and integration related expenses	388	282	429	1,194
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	4,953	4,206	9,902	8,992
Impairment of long-lived assets	—	421	743	479
Loss contingency	280	—	413	—
Income tax valuation allowance	—	—	—	150
Non-GAAP net income (loss)	$4,873	$(274)	$2,595	$(7,127)

Non-GAAP net income (loss) per share:
Basic	$0.09	$(0.01)	$0.05	$(0.13)
Diluted	$0.08	$(0.01)	$0.05	$(0.13)

Weighted-average number of shares used in per share calculations:
Basic	55,812	54,105	55,431	53,886
Diluted	57,373	54,105	57,012	53,886

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 28, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$69,859	$59,196
Marketable securities	79,182	91,895
Accounts receivable, net	41,962	30,189
Inventories, net	22,050	20,707
Deferred tax assets	2,841	2,776
Refundable income taxes	782	782
Prepaid expenses and other current assets	7,476	6,106
Total current assets	224,152	211,651
Restricted cash	435	435
Property, plant and equipment, net	29,210	35,190
Goodwill	30,731	30,731
Intangibles, net	47,326	57,470
Deferred tax assets	3,983	3,960
Other assets	1,291	1,271
Total assets	$337,128	$340,708
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,388	$16,313
Accrued liabilities	17,205	13,985
Capital leases, current portion	—	270
Income taxes payable	493	172
Deferred revenue	7,238	7,030
Total current liabilities	43,324	37,770
Long-term income taxes payable	2,318	2,497
Deferred tax liabilities	3,029	3,029
Deferred rent and other liabilities	3,443	3,326
Total liabilities	52,114	46,622
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	703,189	695,686
Accumulated other comprehensive gain (loss)	213	(249)
Accumulated deficit	(418,388)	(401,351)
Total stockholders’ equity	285,014	294,086
Total liabilities and stockholders’ equity	$337,128	$340,708